Exhibit 10.4

CLARION PROPERTY TRUST INC.

INDEPENDENT DIRECTORS COMPENSATION PLAN

CLARION PROPERTY TRUST INC.

INDEPENDENT DIRECTORS COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1.                              PURPOSE.  The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Clarion Property Trust Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation.  The Plan is a sub-plan of the Clarion Property Trust Inc. Long Term Incentive Plan (the “Incentive Plan”).

1.2.                              ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

2.1.                              DEFINITIONS.  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Base Annual Retainer” means the annual retainer (excluding Meeting Fees and expenses) payable by the Company to an Independent Director pursuant to Section 4.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.

“Board” means the Board of Directors of the Company.

“Charter” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.

“Company” means Clarion Property Trust Inc.

“Effective Date” has the meaning set forth in Section 6.3 of the Plan.

“Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Independent Director” means a director of the Company who is not a common law employee of the Company and who meets the additional requirements set forth for an “independent director” in the Charter.

“Meeting Fees” means fees for attending a meeting of the Board or one of its committees as set forth in Section 4.3 hereof.

“Plan” means this Clarion Property Trust Inc. Independent Directors Compensation Plan, as amended from time to time.

“Plan Year(s)” means the approximate twelve-month periods between annual meetings of the stockholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.

“Supplemental Annual Retainer” means the annual retainer (excluding Meeting Fees and expenses) payable by the Company to an Independent Director pursuant to Section 4.2 hereof for service as the chair of the Audit Committee of the Board, as such amount may be changed from time to time.

“Stock” means the $0.01 par value common stock of the Company.

ARTICLE 3

ADMINISTRATION

3.1.                              ADMINISTRATION.  The Plan shall be administered by the Board.  Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2.                              RELIANCE.  In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts.  No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan.  This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

ARTICLE 4

RETAINERS, MEETING FEES AND EXPENSES

4.1.                              BASE ANNUAL RETAINER.  Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year.  The amount of the Base Annual Retainer shall be established from time to time by the Board.  Until changed by the Board, the Base Annual Retainer for a full Plan Year shall be $           .  The Base Annual Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual stockholders meeting. A pro rata Base Annual Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Independent Director during the Plan Year.  Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter.  In no event shall any installment of the Base Annual Retainer be paid later than March 15 of the year following the year to which such installment relates.

4.2.                              AUDIT COMMITTEE CHAIRPERSON SUPPLEMENTAL ANNUAL RETAINER.  The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer. The amount of the Supplemental Annual Retainer for the chairperson of the Audit Committee shall be established from time to time by the Board.  Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the chairperson of the Audit Committee shall be $10,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the

Audit Committee of the Board during the Plan Year. Payment of such pro rated Supplemental Annual Retainer shall begin on the date that the person first becomes chairperson of the Audit Committee, and shall resume on a quarterly basis thereafter. In no event shall any installment of the Supplemental Annual Retainer be paid later than March 15 following the end of the given quarter.

4.3.                              MEETING FEES.  Each Independent Director shall be paid Meeting Fees for attending meetings of the Board or its committees.  The amount of the Meeting Fees shall be established from time to time by the Board.  Until changed by the Board, the Meeting Fee for attending a meeting of the Board or a committee of the Board in person shall be $2,000.  Until changed by the Board, the Meeting Fee for participation in a telephonic meeting of the Board or a committee of the Board, provided that minutes are kept at such telephonic meeting, shall be $1,000. If an Independent Director attends a Board meeting and a committee meeting on a single day, he or she shall receive $1,000 for each meeting subject to a maximum of $2,000 for all meetings attended in one day. Meeting Fees shall be payable on the date of the applicable meeting to which they relate.

4.4.                              TRAVEL EXPENSE REIMBURSEMENT.  All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 4.4 shall be limited to expenses incurred during such director’s service as an Independent Director.  Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred.  The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year.  Independent Directors’ right to reimbursement pursuant to this Section 4.4 shall not be subject to liquidation or exchange for another benefit.

ARTICLE 5

AMENDMENT, MODIFICATION AND TERMINATION

5.1.                              AMENDMENT, MODIFICATION AND TERMINATION.  The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 6

GENERAL PROVISIONS

6.1.                              DURATION OF THE PLAN.  The Plan shall remain in effect until terminated by the Board.

6.2.                              EXPENSES OF THE PLAN.  The expenses of administering the Plan shall be borne by the Company.

6.3.                              EFFECTIVE DATE.  The Plan was originally adopted by the Board on                                      , 2010, and became effective on that date (the “Effective Date”).

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The foregoing is hereby acknowledged as being the Clarion Property Trust Inc.  Independent Directors Compensation Plan as adopted by the Board.

CLARION PROPERTY TRUST INC.

By:
Name:
Title: